Exhibit 99.1

People’s United Financial Reports Fourth Quarter Net Income of $207.7 Million, or $0.49 per Common Share

Operating Earnings of $0.35 per Common Share

•

Sustained excellent asset quality as evidenced by net loan charge-offs to average total loans of 12 basis points and provision for credit losses of $14.7 million, both of which improved from the third quarter.

•	Increased period-end deposits $2.5 billion or 5 percent from September 30, primarily due to continued strong growth in non-interest bearing balances.

•	Completed the sale of People’s United Insurance Agency on November 2; realized a pre-tax gain, net of expenses, of $75.9 million or $0.14 per common share.

BRIDGEPORT, CT., January 21, 2021 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the fourth quarter and full year 2020. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended			Twelve Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Net income	$207.7	$144.6	$137.5	$572.6	$520.4
Net income available to common shareholders	204.2	141.1	134.0	558.5	506.3
Per common share	0.49	0.34	0.31	1.32	1.27

Operating earnings[1]	147.7	144.7	158.8	534.6	552.1
Per common share	0.35	0.34	0.37	1.27	1.39

Net interest income	$382.8	$391.4	$382.7	$1,575.8	$1,412.3
Net interest margin	2.84%	2.97%	3.14%	2.99%	3.14%

Non-interest income	178.2	101.1	124.2	492.7	431.1
Operating non-interest income[1]	102.3	101.1	116.6	416.8	423.5

Non-interest expense	$293.4	$293.6	$325.7	$1,211.1	$1,162.7
Operating non-interest expense[1]	288.5	289.0	286.6	1,165.2	1,097.1

Efficiency ratio	55.5%	53.8%	53.7%	54.2%	55.8%

Average balances
Loans	$44,061	$44,853	$42,006	$44,382	$38,419
Deposits	50,674	49,542	42,195	48,217	39,143

Period-end balances
Loans	43,869	45,231	43,596
Deposits	52,138	49,637	43,590

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are pleased with our performance in 2020, especially in light of the uncertain economic environment caused by the pandemic,” said Jack Barnes, Chairman and Chief Executive Officer. “Full year financial and operating results were strong and reflect the resilience of People’s United, its employees and customers. Pre-provision net revenue of $827 million, on an operating basis, increased 12 percent from the prior year, reflecting the success of recent acquisitions and solid execution across core operations. Higher revenues and continued emphasis on controlling costs lowered the efficiency ratio 160 basis points to 54.2 percent, marking the seventh consecutive year of improvement. Asset quality remained excellent, indicative of the Company’s conservative approach to underwriting, diversified loan portfolio, and deep customer relationships. We are particularly pleased by the continued reduction in loan deferrals, which ended the year at $271 million or 0.6 percent of total loans, down from $1.6 billion or 3.5 percent of total loans at the close of the third quarter.”

Barnes continued, “As consumer preferences evolve to more digitally-driven experiences, we have continually enhanced our technology capabilities to deliver value, provide convenience and create efficiencies. As a result, customers are increasingly utilizing our online and mobile platforms for their banking needs. Given these accelerating digital banking trends and shifts in retail shopping behavior, we announced today the decision not to renew our existing in-store branch contracts with Stop & Shop in Connecticut and New York upon expiration in 2022. This decision enables us to further optimize our branch network, while providing the same level of personalized service across each of our channels.”

“We concluded the year with a solid financial performance in the fourth quarter,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating earnings of $147.7 million increased two percent linked-quarter and benefited from a lower provision, higher fee income and well-controlled expenses. Net interest margin of 2.84 percent was 13 basis points lower than the third quarter, primarily due to increased excess liquidity and lower yields in both the loan and securities portfolios. These headwinds were partially offset by our continued discipline managing deposit pricing as costs declined for the sixth consecutive quarter. The loan-to-deposit ratio at quarter-end was 84 percent as loans decreased nearly $1.4 billion or three percent from September 30, while deposits grew $2.5 billion or five percent. The decline in period-end loans was primarily driven by $715 million in lower retail balances, $289 million in forgiven PPP loans, and a combined $107 million reduction in our runoff portfolios. Conversely, we continued to achieve strong growth in our mortgage warehouse and LEAF businesses. Period-end deposit growth reflected a $1.8 billion increase in non-interest bearing balances, partially offset by the roll-off of higher cost time deposits.”

	As of and for the Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Dec. 31, 2019
Asset Quality
Net loan charge-offs to average total loans	0.12%	0.15%	0.06%
Non-performing loans as a percentage of total loans[1]	0.75%	0.68%	0.51%

Returns
Return on average assets[2]	1.33%	0.94%	0.98%
Return on average tangible common equity[2]	18.4%	13.1%	12.8%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.5%	7.5%	8.0%
Tier 1 leverage	8.4%	8.2%	9.1%
Common equity tier 1	10.5%	9.9%	10.2%
Tier 1 risk-based	11.0%	10.5%	10.7%
Total risk-based	12.4%	11.8%	12.0%

People’s United Bank, N.A.
Tier 1 leverage	8.7%	8.7%	9.3%
Common equity tier 1	11.5%	11.0%	10.9%
Tier 1 risk-based	11.5%	11.0%	10.9%
Total risk-based	12.8%	12.3%	12.1%

[1]	Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired)
[2]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.18 per common share quarterly dividend payable February 15, 2021 to shareholders of record on February 1, 2021. Based on the closing stock price on January 20, 2021, the dividend yield on People’s United Financial common stock is 5.0 percent.

The Company is currently in the process of performing its annual goodwill impairment assessment. Additional time is necessary to complete the analysis given the complexities brought about by the macroeconomic effects of the Covid-19 pandemic, particularly the current and projected low interest rate environment and a decline in bank stock valuations last fall, including on the date of the Company’s annual assessment (October 1st). Any potential goodwill impairment charge could be material to reported earnings, but would represent a non-cash charge and have no effect on the Company’s cash balances, liquidity or tangible equity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, the Company’s well-capitalized regulatory capital ratios would not be affected by this potential non-cash expense. The analysis will be completed prior to filing the Annual Report on Form 10-K with the Securities and Exchange Commission.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $63 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of more than 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

4Q 2020 Financial Highlights

Summary

•	Net income totaled $207.7 million, or $0.49 per common share.

•	Net income available to common shareholders totaled $204.2 million.

•	Operating earnings totaled $147.7 million, or $0.35 per common share (see page 16).

•	Net interest income totaled $382.8 million in 4Q20 compared to $391.4 million in 3Q20.

•	Net interest margin decreased 13 basis points from 3Q20 to 2.84% reflecting:

•	Excess liquidity resulting from deposits at the Federal Reserve Bank (decrease of nine basis points).

•	Lower yields on the loan and securities portfolios (decrease of nine basis points).

•	Lower rates on deposits (increase of five basis points).

•	Provision for credit losses on loans totaled $14.7 million.

•	Allowance for credit losses on loans increased $1.3 million.

•	Net loan charge-offs totaled $13.4 million.

•	Net loan charge-off ratio of 0.12% in 4Q20.

•	Non-interest income totaled $178.2 million in 4Q20 compared to $101.1 million in 3Q20.

•	Commercial banking lending fees increased $2.8 million.

•	Customer interest rate swap income increased $1.0 million.

•	Insurance revenue decreased $5.6 million.

•	Included in non-interest income in 4Q20 is a $75.9 million net gain on the sale of People’s United Insurance Agency (see page 16).

•	At December 31, 2020, assets under discretionary management totaled $9.5 billion.

•	Non-interest expense totaled $293.4 million in 4Q20 compared to $293.6 million in 3Q20.

•	Operating non-interest expense totaled $288.5 million in 4Q20 and $289.0 million in 3Q20 (see page 16).

•	Compensation and benefits expense, excluding $0.3 million of merger-related expenses in 3Q20, increased $0.4 million.

•	Occupancy and equipment expense, excluding $0.3 million and $0.9 million of merger-related expenses in 4Q20 and 3Q20, respectively, increased $2.4 million.

•	Professional and outside services expense, excluding $0.8 million and $1.4 million of merger-related expenses in 4Q20 and 3Q20, respectively, increased $1.4 million.

•	Regulatory assessment expense decreased $1.5 million.

•	Other non-interest expense includes merger-related expenses of $3.8 million in 4Q20 and $2.0 million in 3Q20.

•	The efficiency ratio was 55.5% for 4Q20 compared to 53.8% for 3Q20 and 53.7% for 4Q19 (see page 16).

•	The effective income tax rate was 17.9% for 4Q20 and 18.4% for the full-year of 2020, compared to 20.2% for the full-year of 2019.

•	The 4Q20 and full-year 2020 effective tax rates reflect a $7.1 million benefit related to the revaluation of certain state deferred tax assets.

Commercial Banking

•	Commercial loans totaled $33.2 billion at December 31, 2020, a $647 million decrease from September 30, 2020.

•	Paycheck Protection Plan loans totaled $2.3 billion at December 31, 2020, a $289 million decrease from September 30, 2020.

•	The mortgage warehouse portfolio increased $161 million.

•	The New York multifamily portfolio decreased $47 million.

•	The equipment financing portfolio decreased $42 million.

•	Average commercial loans totaled $33.1 billion in 4Q20, an $86 million decrease from 3Q20.

•	Paycheck Protection Plan loans averaged $2.5 billion in 4Q20, a $69 million decrease from 3Q20.

•	The average mortgage warehouse portfolio increased $455 million.

•	The average New York multifamily portfolio decreased $53 million.

•	The average equipment financing portfolio decreased $9 million.

•	Commercial deposits totaled $22.9 billion at December 31, 2020 compared to $21.6 billion at September 30, 2020.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.74% at December 31, 2020 compared to 0.65% at September 30, 2020.

•	Non-performing commercial assets totaled $255.2 million at December 31, 2020 compared to $234.1 million at September 30, 2020.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.91% at December 31, 2020 compared to 0.86% at September 30, 2020.

•	The commercial allowance for credit losses represented 123% of non-accrual commercial loans at December 31, 2020 compared to 132% at September 30, 2020.

Retail Banking

•	Residential mortgage loans totaled $8.5 billion at December 31, 2020, a $577 million decrease from September 30, 2020.

•	Average residential mortgage loans totaled $8.8 billion in 4Q20, a $587 million decrease from 3Q20.

•	Home equity loans totaled $2.0 billion at December 31, 2020, a $128 million decrease from September 30, 2020.

•	Average home equity loans totaled $2.1 billion in 4Q20, a $110 million decrease from 3Q20.

•	Retail deposits totaled $29.2 billion at December 31, 2020 compared to $28.0 billion at September 30, 2020.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.73% at December 31, 2020 compared to 0.69% at September 30, 2020.

•	The ratio of non-accrual home equity loans to home equity loans was 1.03% at December 31, 2020 compared to 1.04% at September 30, 2020.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.14% at December 31, 2020 compared to 1.17% at September 30, 2020.

•	The retail allowance for credit losses represented 146% of non-accrual retail loans at December 31, 2020 compared to 155% at September 30, 2020.

Conference Call

On January 21, 2021, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; (11) the outcome of the ongoing goodwill impairment analysis; and (12) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions, except per common share data)	2020	2020	2020	2020	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$390.2	$398.7	$413.0	$403.7	$390.3
Net interest income	382.8	391.4	405.6	396.0	382.7
Provision for credit losses (1)	14.7	26.8	80.8	33.5	7.3
Non-interest income (2)	178.2	101.1	89.6	123.8	124.2
Non-interest expense (2)	293.4	293.6	304.0	320.1	325.7
Income before income tax expense	252.9	172.1	110.4	166.2	173.9
Net income	207.7	144.6	89.9	130.4	137.5
Net income available to common shareholders (2)	204.2	141.1	86.4	126.9	134.0

Selected Statistical Data:
Net interest margin (3)	2.84%	2.97%	3.05%	3.12%	3.14%
Return on average assets (2), (3)	1.33	0.94	0.58	0.89	0.98
Return on average common equity (3)	10.7	7.5	4.6	6.7	7.2
Return on average tangible common equity (2), (3)	18.4	13.1	8.1	11.8	12.8
Efficiency ratio (2)	55.5	53.8	53.5	54.0	53.7

Common Share Data:
Earnings per common share:
Basic	$0.49	$0.34	$0.21	$0.30	$0.31
Diluted (2)	0.49	0.34	0.21	0.30	0.31
Dividends paid per common share	0.1800	0.1800	0.1800	0.1775	0.1775
Common dividend payout ratio (2)	37.1%	53.6%	87.4%	60.9%	52.2%
Book value per common share	$18.40	$18.11	$17.95	$17.87	$17.60
Tangible book value per common share (2)	10.77	10.37	10.18	10.07	10.12
Stock price:
High	13.58	12.36	13.99	17.00	17.22
Low	9.98	9.74	9.37	10.40	14.73
Close	12.93	10.31	11.57	11.05	16.90
Common shares outstanding (in millions) (2)	424.68	424.67	424.59	424.47	443.66
Weighted average diluted common shares (in millions)	420.39	420.29	420.15	429.77	424.98

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Twelve Months Ended December 31,
(dollars in millions, except per common share data)	2020	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$1,605.6	$1,441.7
Net interest income	1,575.8	1,412.3
Provision for credit losses (1)	155.8	28.3
Non-interest income (2)	492.7	431.1
Non-interest expense (2)	1,211.1	1,162.5
Income before income tax expense	701.6	652.4
Net income	572.6	520.4
Net income available to common shareholders (2)	558.5	506.3

Selected Statistical Data:
Net interest margin	2.99%	3.14%
Return on average assets (2)	0.94	1.01
Return on average common equity	7.4	7.4
Return on average tangible common equity (2)	12.9	13.4
Efficiency ratio (2)	54.2	55.8

Common Share Data:
Earnings per common share:
Basic	$1.33	$1.28
Diluted (2)	1.32	1.27
Dividends paid per common share	0.7175	0.7075
Common dividend payout ratio (2)	54.5%	54.3%
Book value per common share	$18.40	$17.60
Tangible book value per common share (2)	10.77	10.12
Stock price:
High	17.00	18.03
Low	9.37	13.81
Close	12.93	16.90
Common shares outstanding (in millions) (2)	424.68	443.66
Weighted average diluted common shares (in millions)	422.55	397.15

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2020	2020	2020	2020	2019
Financial Condition Data:
Total assets	$63,445	$60,871	$61,510	$60,433	$58,590
Loans	43,444	45,231	45,452	44,284	43,596
Securities	9,191	8,270	8,233	8,552	7,790
Short-term investments	3,766	439	987	744	317
Allowance for credit losses on loans (1)	425	424	414	342	247
Goodwill and other acquisition-related intangible assets	3,199	3,244	3,254	3,264	3,275
Deposits	52,138	49,637	49,934	44,741	43,590
Borrowings	1,148	1,237	1,782	5,911	5,155
Notes and debentures	1,010	1,012	1,015	1,013	993
Stockholders’ equity	7,956	7,831	7,763	7,726	7,947
Total risk-weighted assets (2):
People’s United Financial, Inc.	45,056	45,756	45,657	46,408	45,208
People’s United Bank, N.A.	44,996	45,685	45,615	46,397	45,174
Non-accrual loans	329	306	296	240	224
Net loan charge-offs	13.4	17.3	8.5	10.6	6.7

Average Balances:
Loans	$44,061	$44,853	$45,153	$43,460	$42,006
Securities (3)	8,390	7,922	8,240	8,022	7,372
Short-term investments	2,582	842	774	289	294
Total earning assets	55,034	53,617	54,168	51,772	49,673
Total assets	62,396	61,293	61,841	58,604	56,130
Deposits	50,674	49,542	48,447	44,163	42,195
Borrowings	1,233	1,283	2,911	4,353	4,146
Notes and debentures	1,011	1,014	1,014	1,000	974
Total funding liabilities	52,918	51,839	52,372	49,515	47,314
Stockholders’ equity	7,884	7,801	7,757	7,804	7,654

Ratios:
Net loan charge-offs to average total loans (annualized)	0.12%	0.15%	0.08%	0.10%	0.06%
Non-performing assets to total loans, real estate owned and repossessed assets	0.78	0.71	0.69	0.59	0.57
Allowance for credit losses on loans to (1):
Total loans	0.97	0.94	0.91	0.77	0.57
Non-accrual loans	129.1	138.4	139.8	142.2	110.0
Average stockholders’ equity to average total assets	12.6	12.7	12.5	13.3	13.6
Stockholders’ equity to total assets	12.5	12.9	12.6	12.8	13.6
Tangible common equity to tangible assets (4)	7.5	7.5	7.3	7.4	8.0
Total risk-based capital (2):
People’s United Financial, Inc.	12.4	11.8	11.8	11.3	12.0
People’s United Bank, N.A.	12.8	12.3	12.3	12.0	12.1

(1)	Allowance for credit losses on loans and asset quality ratios for 2020 reflect the initial adoption and application of the CECL standard.
(2)	December 31, 2020 amounts and ratios are preliminary.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION (1)

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
(in millions)	2020	2020	2020	2019
Assets
Cash and due from banks	$477.3	$616.8	$491.9	$484.2
Short-term investments	3,766.0	438.6	987.4	316.8
Securities:
Trading debt securities, at fair value	—	—	—	7.1
Equity securities, at fair value	5.3	5.6	5.8	8.2
Debt securities available-for-sale, at fair value	4,925.5	4,080.7	4,080.3	3,564.3
Debt securities held-to-maturity, at amortized cost	3,993.8	3,916.5	3,848.6	3,869.2
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	266.6	267.1	298.3	341.1

Total securities	9,191.2	8,269.9	8,233.0	7,789.9

Loans held-for-sale	26.5	21.4	12.2	511.3
Loans:
Commercial and industrial (2)	14,982.3	15,295.0	14,593.9	11,041.6
Commercial real estate (2)	13,336.9	13,713.3	13,999.5	14,762.3
Equipment financing	4,930.0	4,887.6	4,880.1	4,910.4

Total Commercial Portfolio	33,249.2	33,895.9	33,473.5	30,714.3

Residential mortgage	8,518.9	9,095.6	9,623.7	10,318.1
Home equity and other consumer	2,101.4	2,239.1	2,354.3	2,563.7

Total Retail Portfolio	10,620.3	11,334.7	11,978.0	12,881.8

Total loans	43,869.5	45,230.6	45,451.5	43,596.1
Less allowance for credit losses on loans	(425.1)	(423.8)	(414.0)	(246.6)

Total loans, net	43,444.4	44,806.8	45,037.5	43,349.5

Goodwill and other acquisition-related intangible assets	3,198.9	3,243.5	3,253.7	3,274.6
Bank-owned life insurance	711.6	710.5	708.1	705.0
Premises and equipment, net	276.7	281.3	285.7	305.5
Other assets	2,352.2	2,482.4	2,500.2	1,853.0

Total assets	$63,444.8	$60,871.2	$61,509.7	$58,589.8

Liabilities
Deposits:
Non-interest-bearing	$15,881.7	$14,101.9	$13,656.9	$9,803.7
Savings	6,029.7	5,846.3	5,759.4	4,987.7
Interest-bearing checking and money market	24,567.5	23,361.8	22,943.6	19,592.6
Time	5,658.8	6,326.5	7,574.4	9,205.5

Total deposits	52,137.7	49,636.5	49,934.3	43,589.5

Borrowings:
Federal Home Loan Bank advances	569.7	579.8	1,289.7	3,125.4
Customer repurchase agreements	452.9	432.5	342.1	409.1
Federal funds purchased	125.0	225.0	150.0	1,620.0

Total borrowings	1,147.6	1,237.3	1,781.8	5,154.5

Notes and debentures	1,009.6	1,012.0	1,014.5	993.1
Other liabilities	1,194.1	1,153.9	1,016.1	905.5

Total liabilities	55,489.0	53,039.7	53,746.7	50,642.6

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.3	5.3	5.3	5.3
Additional paid-in capital	7,663.6	7,657.3	7,651.2	7,639.4
Retained earnings	1,716.6	1,589.1	1,524.6	1,512.8
Accumulated other comprehensive loss	(89.2)	(77.9)	(73.9)	(166.9)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(115.6)	(117.4)	(119.3)	(122.9)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,469.0)	(1,164.6)

Total stockholders’ equity	7,955.8	7,831.5	7,763.0	7,947.2

Total liabilities and stockholders’ equity	$63,444.8	$60,871.2	$61,509.7	$58,589.8

(1)	The Consolidated Statement of Condition for December 31, 2020 is preliminary and does not reflect any estimated goodwill impairment that the Company is in the process of evaluating.
(2)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified, at that time, from commercial real estate loans to commercial and industrial loans. Prior period loan balances were not restated to conform to the current presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME (1)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per common share data)	2020	2020	2020	2020	2019
Interest and dividend income:
Commercial real estate (2)	$106.1	$110.5	$122.4	$149.6	$147.2
Commercial and industrial (2)	111.3	110.7	112.4	106.4	114.9
Equipment financing	62.1	65.4	67.6	68.2	66.7
Residential mortgage	74.9	82.1	84.8	90.4	88.2
Home equity and other consumer	18.7	19.9	20.1	28.0	30.8

Total interest on loans	373.1	388.6	407.3	442.6	447.8
Securities	47.2	47.5	49.8	51.2	47.8
Short-term investments	0.8	0.4	0.2	2.0	1.0
Loans held-for-sale	0.4	0.3	0.3	3.3	0.3

Total interest and dividend income	421.5	436.8	457.6	499.1	496.9

Interest expense:
Deposits	30.1	36.5	41.7	78.9	86.9
Borrowings	1.3	1.5	2.0	15.4	18.5
Notes and debentures	7.3	7.4	8.3	8.8	8.8

Total interest expense	38.7	45.4	52.0	103.1	114.2

Net interest income	382.8	391.4	405.6	396.0	382.7
Provision for credit losses on loans (3)	14.7	27.1	80.8	33.5	7.3
Provision for credit losses on securities (3)	—	(0.3)	—	—	—

Net interest income after provision for credit losses	368.1	364.6	324.8	362.5	375.4

Non-interest income:
Bank service charges	24.7	24.5	20.3	28.0	28.9
Investment management fees	18.9	18.8	17.4	18.1	19.3
Commercial banking lending fees	15.5	12.7	10.6	12.1	12.9
Operating lease income	12.9	12.4	11.8	12.6	12.7
Insurance revenue	4.1	9.7	9.0	10.9	7.5
Cash management fees	9.1	8.8	8.1	7.4	7.1
Customer interest rate swap income, net	2.2	1.2	2.7	8.8	8.5
Gain on sale of business, net of expenses (4)	75.9	—	—	—	—
Other non-interest income (4)	14.9	13.0	9.7	25.9	27.3

Total non-interest income	178.2	101.1	89.6	123.8	124.2

Non-interest expense:
Compensation and benefits	166.6	166.5	167.8	173.9	171.4
Occupancy and equipment	50.9	49.1	48.0	51.0	52.2
Professional and outside services	24.9	24.1	25.7	38.5	29.6
Amortization of other acquisition-related intangible assets	9.7	10.2	10.2	10.7	9.8
Operating lease expense	8.5	9.3	8.8	9.8	9.6
Regulatory assessments	6.9	8.4	8.7	8.7	7.3
Other non-interest expense	25.9	26.0	34.8	27.5	45.8

Total non-interest expense (4)	293.4	293.6	304.0	320.1	325.7

Income before income tax expense	252.9	172.1	110.4	166.2	173.9
Income tax expense	45.2	27.5	20.5	35.8	36.4

Net income	207.7	144.6	89.9	130.4	137.5
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$204.2	$141.1	$86.4	$126.9	$134.0

Earnings per common share:
Basic	$0.49	$0.34	$0.21	$0.30	$0.31
Diluted	0.49	0.34	0.21	0.30	0.31

(1)	The Consolidated Statement of Income for December 31, 2020 is preliminary and does not reflect any estimated goodwill impairment that the Company is in the process of evaluating.
(2)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified, at that time, from commercial real estate loans to commercial and industrial loans. Prior period interest income amounts were not restated to conform to the current presentation.

(3)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(4)

The gain on sale of business, net of expenses, is considered non-operating income. Other non-interest income includes $7.6 million of non-operating income for the three months ended December 31, 2019. Total non-interest expense includes $4.9 million, $4.6 million, $18.5 million, $17.9 million and $39.1 million of non-operating expenses for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME (1)

	Twelve Months Ended December 31,
(in millions, except per common share data)	2020	2019
Interest and dividend income:
Commercial real estate	$488.6	$556.4
Commercial and industrial	440.8	443.6
Equipment financing	263.3	253.8
Residential mortgage	332.2	329.1
Home equity and other consumer	86.7	106.1

Total interest on loans	1,611.6	1,689.0
Securities	195.7	186.5
Loans held-for-sale	4.3	0.8
Short-term investments	3.4	4.8

Total interest and dividend income	1,815.0	1,881.1

Interest expense:
Deposits	187.2	356.9
Borrowings	20.2	77.0
Notes and debentures	31.8	34.9

Total interest expense	239.2	468.8

Net interest income	1,575.8	1,412.3
Provision for credit losses on loans (2)	156.1	28.3
Provision for credit losses on securities (2)	(0.3)	—

Net interest income after provision for credit losses	1,420.0	1,384.0

Non-interest income:
Bank service charges	97.5	107.5
Investment management fees	73.2	78.2
Commercial banking lending fees	50.9	42.7
Operating lease income	49.7	50.8
Insurance revenue	33.7	37.0
Cash management fees	33.4	28.4
Customer interest rate swap income, net	14.9	24.0
Gain on sale of business, net of expenses (3)	75.9	—
Other non-interest income (3)	63.5	62.5

Total non-interest income	492.7	431.1

Non-interest expense:
Compensation and benefits	674.8	646.2
Occupancy and equipment	199.0	185.9
Professional and outside services	113.2	98.2
Amortization of other acquisition-related intangible assets	40.8	32.5
Operating lease expense	36.4	38.8
Regulatory assessments	32.7	26.1
Other non-interest expense	114.2	135.0

Total non-interest expense (3)	1,211.1	1,162.7

Income before income tax expense	701.6	652.4
Income tax expense	129.0	132.0

Net income	572.6	520.4
Preferred stock dividend	14.1	14.1

Net income available to common shareholders	$558.5	$506.3

Earnings per common share:
Basic	$1.33	$1.28
Diluted	1.32	1.27

(1)	The Consolidated Statement of Income for December 31, 2020 is preliminary and does not reflect any estimated goodwill impairment that the Company is in the process of evaluating.
(2)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(3)

The gain on sale of business, net of expenses, is considered non-operating income. Other non-interest income includes $7.6 million of non-operating income for the twelve months ended December 31, 2019. Total non-interest expense includes $45.9 million and $65.6 million of non-operating expenses for the twelve months ended December 31, 2020 and 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2020			September 30, 2020			December 31, 2019
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,582.1	$0.8	0.12%	$841.5	$0.4	0.19%	$294.4	$1.0	1.39%
Securities (2)	8,390.2	52.3	2.50	7,922.4	52.5	2.65	7,372.2	52.6	2.85
Loans:
Commercial real estate	13,574.3	106.1	3.13	13,853.1	110.5	3.19	13,793.2	147.2	4.27
Commercial and industrial	14,621.8	113.6	3.11	14,419.8	113.0	3.13	10,805.1	117.7	4.36
Equipment financing	4,867.5	62.1	5.10	4,876.4	65.4	5.37	4,785.0	66.7	5.58
Residential mortgage	8,821.0	75.3	3.41	9,408.0	82.4	3.51	10,019.0	88.5	3.53
Home equity and other consumer	2,176.6	18.7	3.44	2,296.0	19.9	3.47	2,603.8	30.8	4.72

Total loans	44,061.2	375.8	3.41	44,853.3	391.2	3.49	42,006.1	450.9	4.29

Total earning assets	55,033.5	$428.9	3.12%	53,617.2	$444.1	3.31%	49,672.7	$504.5	4.06%

Other assets	7,362.6			7,676.2			6,457.2

Total assets	$62,396.1			$61,293.4			$56,129.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$14,742.6	$—	—%	$13,753.8	$—	—%	$9,593.6	$—	—%
Savings, interest-bearing checking and money market	29,978.3	14.7	0.20	28,970.0	16.4	0.23	23,674.3	49.7	0.84
Time	5,953.5	15.4	1.03	6,817.8	20.1	1.18	8,926.8	37.2	1.67

Total deposits	50,674.4	30.1	0.24	49,541.6	36.5	0.29	42,194.7	86.9	0.82

Borrowings:
Federal Home Loan Bank advances	571.8	1.1	0.77	640.5	1.3	0.79	2,287.7	11.4	1.99
Customer repurchase agreements	447.6	0.2	0.15	382.6	0.2	0.18	1,489.3	6.4	1.73
Federal funds purchased	213.3	—	0.09	260.1	—	0.08	369.2	0.7	0.73

Total borrowings	1,232.7	1.3	0.43	1,283.2	1.5	0.46	4,146.2	18.5	1.78

Notes and debentures	1,010.8	7.3	2.89	1,014.0	7.4	2.92	973.5	8.8	3.61

Total funding liabilities	52,917.9	$38.7	0.29%	51,838.8	$45.4	0.35%	47,314.4	$114.2	0.96%

Other liabilities	1,594.2			1,653.3			1,161.3

Total liabilities	54,512.1			53,492.1			48,475.7
Stockholders’ equity	7,884.0			7,801.3			7,654.2

Total liabilities and stockholders’ equity	$62,396.1			$61,293.4			$56,129.9

Net interest income/spread (3)		$390.2	2.83%		$398.7	2.96%		$390.3	3.10%

Net interest margin			2.84%			2.97%			3.14%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.4 million, $7.3 million and $7.6 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2020			December 31, 2019
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$1,125.1	$3.4	0.31%	$232.7	$4.8	2.06%
Securities (1)	8,143.7	215.7	2.65	7,217.5	205.2	2.84
Loans:
Commercial real estate	14,057.6	488.6	3.48	12,480.1	556.4	4.46
Commercial and industrial	13,456.8	451.0	3.35	9,874.7	454.3	4.60
Equipment financing	4,898.2	263.3	5.38	4,574.9	253.8	5.55
Residential mortgage	9,569.2	333.3	3.48	9,314.8	329.9	3.54
Home equity and other consumer	2,400.5	89.5	3.73	2,174.0	106.1	4.88

Total loans	44,382.3	1,625.7	3.66	38,418.5	1,700.5	4.43

Total earning assets	53,651.1	$1,844.8	3.44%	45,868.7	$1,910.5	4.17%

Other assets	7,387.0			5,789.3

Total assets	$61,038.1			$51,658.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$12,864.4	$—	—%	$8,822.9	$—	—%
Savings, interest-bearing checking and money market	27,831.9	92.2	0.33	22,204.1	209.3	0.94
Time	7,520.6	95.0	1.26	8,115.7	147.6	1.82

Total deposits	48,216.9	187.2	0.39	39,142.7	356.9	0.91

Borrowings:
Federal Home Loan Bank advances	1,371.2	13.7	1.00	2,098.0	50.1	2.39
Federal funds purchased	688.2	5.4	0.79	1,127.5	24.6	2.18
Customer repurchase agreements	379.0	1.1	0.29	296.6	2.2	0.75
Other borrowings	—	—	—	3.3	0.1	1.87

Total borrowings	2,438.4	20.2	0.83	3,525.4	77.0	2.18

Notes and debentures	1,009.5	31.8	3.15	922.1	34.9	3.78

Total funding liabilities	51,664.8	$239.2	0.46%	43,590.2	$468.8	1.08%

Other liabilities	1,561.5			996.5

Total liabilities	53,226.3			44,586.7
Stockholders’ equity	7,811.8			7,071.3

Total liabilities and stockholders’ equity	$61,038.1			$51,658.0

Net interest income/spread (2)		$1,605.6	2.98%		$1,441.7	3.09%

Net interest margin			2.99%			3.14%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	The fully taxable equivalent adjustment was $29.8 million and $29.4 million for the twelve months ended December 31, 2020 and 2019, respectively.

People’s United Financial, Inc.

As a result of adopting the CECL standard on January 1, 2020, People’s United’s prior distinction between the originated loan portfolio and the acquired loan portfolio is no longer necessary. Accordingly, prior period disclosures have been revised to conform to the current period presentation.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
Non-accrual loans:
Commercial:
Commercial real estate	$60.4	$85.3	$73.6	$53.5	$53.8
Commercial and industrial	76.4	86.7	88.8	55.6	38.5
Equipment financing	109.3	49.0	48.6	42.5	47.7

Total Commercial	246.1	221.0	211.0	151.6	140.0

Retail:
Residential mortgage	62.3	62.9	62.6	66.6	63.3
Home equity	20.5	22.1	22.5	22.1	20.8
Other consumer	0.2	0.2	0.1	0.1	—

Total Retail	83.0	85.2	85.2	88.8	84.1

Total non-accrual loans (1)	329.1	306.2	296.2	240.4	224.1

Real estate owned:
Commercial	3.6	3.6	7.3	7.3	7.3
Residential	3.2	1.9	4.9	9.5	11.9

Total real estate owned	6.8	5.5	12.2	9.5	11.9

Repossessed assets	5.7	9.7	6.2	4.6	4.2

Total non-performing assets	$341.6	$321.4	$314.6	$254.5	$240.2

Non-accrual loans as a percentage of total loans	0.75%	0.68%	0.65%	0.54%	0.51%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.78	0.71	0.69	0.59	0.57
Tangible stockholders’ equity and allowance for credit losses	6.59	6.41	6.39	5.45	5.03

(1)

Reported net of government guarantees totaling $2.5 million at December 31, 2020, $2.4 million at September 30, 2020, $2.9 million at June 30, 2020, $1.2 million at March 31, 2020 and $1.3 million at December 31, 2019.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

	Three Months Ended
(dollars in millions)	Dec. 31, 2020	Sept 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
Allowance for credit losses on loans:
Balance at beginning of period	$423.8	$414.0	$341.7	$246.6	$246.0
CECL transition adjustment	—	—	—	72.2	N/A

Balance at beginning of period, adjusted	423.8	414.0	341.7	318.8	246.0

Charge-offs	(16.7)	(19.3)	(10.3)	(12.6)	(8.5)
Recoveries	3.3	2.0	1.8	2.0	1.8

Net loan charge-offs	(13.4)	(17.3)	(8.5)	(10.6)	(6.7)
Provision for credit losses on loans	14.7	27.1	80.8	33.5	7.3

Balance at end of period	$425.1	$423.8	$414.0	$341.7	$246.6

Allowance for credit losses on loans as a percentage of:
Total loans	0.97%	0.94%	0.91%	0.77%	0.57%
Non-accrual loans	129.1	138.4	139.8	142.2	110.0

N/A - not applicable

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
Commercial:
Commercial real estate	$0.1	$4.1	$1.8	$3.4	$(0.1)
Commercial and industrial	6.6	6.9	—	1.0	2.3
Equipment financing	6.8	6.2	5.2	3.9	4.2

Total	13.5	17.2	7.0	8.3	6.4

Retail:
Residential mortgage	(0.3)	(0.2)	—	0.8	(0.2)
Home equity	—	—	0.6	0.1	0.3
Other consumer	0.2	0.3	0.9	1.4	0.2

Total	(0.1)	0.1	1.5	2.3	0.3

Total net loan charge-offs	$13.4	$17.3	$8.5	$10.6	$6.7

Net loan charge-offs to average total loans (annualized)	0.12%	0.15%	0.08%	0.10%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Total non-interest expense	$293.4	$293.6	$304.0	$320.1	$325.7	$1,211.1	$1,162.7

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(4.9)	(4.6)	(18.5)	(17.9)	(22.6)	(45.9)	(49.1)
Intangible asset write-down	—	—	—	—	(16.5)	—	(16.5)

Total	(4.9)	(4.6)	(18.5)	(17.9)	(39.1)	(45.9)	(65.6)

Operating non-interest expense	288.5	289.0	285.5	302.2	286.6	1,165.2	1,097.1

Adjustments:
Amortization of other acquisition-related intangible assets	(9.7)	(10.2)	(10.2)	(10.7)	(9.8)	(40.8)	(32.5)
Operating lease expense	(8.5)	(9.3)	(8.8)	(9.8)	(9.6)	(36.4)	(38.8)
Other (1)	(1.3)	(5.1)	(1.9)	(1.9)	(1.6)	(10.2)	(6.2)

Total non-interest expense for efficiency ratio	$269.0	$264.4	$264.6	$279.8	$265.6	$1,077.8	$1,019.6

Net interest income (FTE basis)	$390.2	$398.7	$413.0	$403.7	$390.3	$1,605.6	$1,441.7
Total non-interest income	178.2	101.1	89.6	123.8	124.2	492.7	431.1

Total revenues	568.4	499.8	502.6	527.5	514.5	2,098.3	1,872.8
Adjustments:
Gain on sale of business, net of expenses	(75.9)	—	—	—	—	(75.9)	—
Operating lease expense	(8.5)	(9.3)	(8.8)	(9.8)	(9.6)	(36.4)	(38.8)
BOLI FTE adjustment	0.9	0.8	1.0	0.8	0.7	3.5	2.5
Gain on sale of branches, net of expenses	—	—	—	—	(7.6)	—	(7.6)
Net security gains	—	—	—	—	(0.1)	—	(0.2)
Other (2)	—	(0.1)	—	(0.3)	(3.2)	(0.4)	(2.8)

Total revenues for efficiency ratio	$484.9	$491.2	$494.8	$518.2	$494.7	$1,989.1	$1,825.9

Efficiency ratio	55.5%	53.8%	53.5%	54.0%	53.7%	54.2%	55.8%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and deducted from total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE

	Three Months Ended					Twelve Months Ended
(in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Net interest income	$382.8	$391.4	$405.6	$396.0	$382.7	$1,575.8	$1,412.3
Non-interest income	178.2	101.1	89.6	123.8	124.2	492.7	431.1
Non-interest expense	(293.4)	(293.6)	(304.0)	(320.1)	(325.7)	(1,211.1)	(1,162.7)

Pre-provision net revenue	267.6	198.9	191.2	199.7	181.2	857.4	680.7
Non-operating income	(75.9)	—	—	—	(7.6)	(75.9)	(7.6)
Non-operating expense	4.9	4.6	18.5	17.9	39.1	45.9	65.6

Operating pre-provision net revenue	$196.6	$203.5	$209.7	$217.6	$212.7	$827.4	$738.7

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per common share data)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Dec. 31, 2020 (1)	Dec. 31, 2019
Net income available to common shareholders	$204.2	$141.1	$86.4	$126.9	$134.0	$558.5	$506.3

Adjustments to arrive at operating earnings:
Merger-related expenses	4.9	4.6	18.5	17.9	22.6	45.9	49.1
Gain on sale of business, net of expenses	(75.9)	—	—	—	—	(75.9)	—
Intangible asset write-down	—	—	—	—	16.5	—	16.5
Gain on sale of branches, net of expenses	—	—	—	—	(7.6)	—	(7.6)

Total pre-tax adjustments	(71.0)	4.6	18.5	17.9	31.5	(30.0)	58.0
Tax effect	14.5	(1.0)	(3.9)	(3.7)	(6.7)	6.1	(12.2)

Total adjustments, net of tax	(56.5)	3.6	14.6	14.2	24.8	(23.9)	45.8

Operating earnings	$147.7	$144.7	$101.0	$141.1	$158.8	$534.6	$552.1

Diluted EPS, as reported	$0.49	$0.34	$0.21	$0.30	$0.31	$1.32	$1.27

Adjustments to arrive at operating EPS:
Merger-related expenses	—	—	0.03	0.03	0.04	0.09	0.10
Gain on sale of business, net of expenses	(0.14)	—	—	—	—	(0.14)	—
Intangible asset write-down	—	—	—	—	0.03	—	0.03
Gain on sale of branches, net of expenses	—	—	—	—	(0.01)	—	(0.01)

Total adjustments per common share	(0.14)	—	0.03	0.03	0.06	(0.05)	0.12

Operating EPS	$0.35	$0.34	$0.24	$0.33	$0.37	$1.27	$1.39

Average total assets	$62,396	$61,293	$61,841	$58,603	$56,130	$61,038	$51,658

Operating return on average assets (annualized)	0.95%	0.94%	0.65%	0.96%	1.13%	0.88%	1.07%

(1)	The sum of the quarterly amounts for certain line items may not equal twelve months amounts due to rounding.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Operating earnings	$147.7	$144.7	$101.0	$141.1	$158.8	$534.6	$552.1

Average stockholders’ equity	$7,884	$7,801	$7,757	$7,804	$7,654	$7,812	$7,071
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,640	7,557	7,513	7,560	7,410	7,568	6,827
Less: Average goodwill and average other acquisition-related intangible assets	3,213	3,249	3,259	3,269	3,226	3,247	3,060

Average tangible common equity	$4,427	$4,308	$4,254	$4,291	$4,184	$4,321	$3,767

Operating return on average tangible common equity (annualized)	13.3%	13.4%	9.5%	13.2%	15.2%	12.4%	14.7%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Dec. 31, 2020 (1)	Dec. 31, 2019
Common dividends paid	$75.6	$75.7	$75.5	$77.3	$69.9	$304.1	$274.8

Operating earnings	$147.7	$144.7	$101.0	$141.1	$158.8	$534.6	$552.1

Operating common dividend payout ratio	51.2%	52.3%	74.8%	54.8%	44.0%	56.9%	49.8%

(1)	The sum of the quarterly amounts for certain line items may not equal twelve months amounts due to rounding.

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
Total stockholders’ equity	$7,956	$7,831	$7,763	$7,726	$7,947
Less: Preferred stock	244	244	244	244	244

Common equity	7,712	7,587	7,519	7,482	7,703
Less: Goodwill and other acquisition-related intangible assets	3,199	3,244	3,254	3,264	3,275

Tangible common equity	$4,513	$4,343	$4,265	$4,218	$4,428

Total assets	$63,445	$60,871	$61,510	$60,433	$58,590
Less: Goodwill and other acquisition-related intangible assets	3,199	3,244	3,254	3,264	3,275

Tangible assets	$60,246	$57,627	$58,256	$57,169	$55,315

Tangible common equity ratio	7.5%	7.5%	7.3%	7.4%	8.0%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
Tangible common equity	$4,513	$4,343	$4,265	$4,218	$4,428

Common shares issued	533.68	533.67	533.59	533.47	532.83
Less: Shares classified as treasury shares	109.00	109.00	109.00	109.00	89.17

Common shares outstanding	424.68	424.67	424.59	424.47	443.66
Less: Unallocated ESOP shares	5.57	5.66	5.75	5.84	5.92

Common shares	419.11	419.01	418.84	418.63	437.74

Tangible book value per common share	$10.77	$10.36	$10.18	$10.07	$10.12